Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Graymark Healthcare, Inc. of our report dated March 28, 2008, with respect to the consolidated financial statements of Graymark Healthcare, Inc. in its Annual Report on Form 10-K as of and for the year ended December 31, 2007. We also consent to the reference in such Registration Statement to our firm under the caption “Experts.”

/s/ Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, Oklahoma

January 7, 2010